ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT
                                     (Form)


     THIS ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT ("Assignment") is made as of the ___ day of _____________, 200__, by and between ________________________________ (hereinafter referred to as "Assignor"), party of the first part, and ____________________________ (hereinafter referred to as "Assignee"), party of the second part.

                                R_E_C_I_T_A_L_S:

     A> Reference is made to that certain Credit Agreement, dated as of February 20, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Golden Road Motor Inn, Inc., a Nevada corporation (the "Borrower"), Monarch Casino & Resort, Inc., a Nevada corporation (the "Guarantor"), the Lenders therein named (herein together with their respective successors and assigns collectively the "Lenders"), Wells Fargo Bank, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender"), Wells Fargo Bank, National Association, as the issuer of letters of credit thereunder (herein in such capacity, together with their successors and assigns, the "L/C Issuer") and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, Swingline Lender and L/C Issuer, collectively referred to as the "Banks").

     B. In this Assignment, all capitalized words and terms not otherwise defined herein shall have the respective meanings to be construed herein as provided in Section 1.01 of the Credit Agreement and any reference to a provision of the Credit Agreement shall be deemed to incorporate such provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

     C. As of the date of this Assignment and as of the Effective Date, as hereinafter defined, but before giving effect to the assignment contemplated hereby, Assignor is and shall be the owner and holder of a ___________ percent (____%) Syndication Interest in the Credit Facility.

     D. As of the Effective Date, as hereinafter defined, Assignor desires to assign to Assignee and Assignee desires to assume a ____________ percent (____%) Syndication Interest in the Credit Facility.

     E. This Assignment is made, executed and delivered pursuant to Section
10.10 of the Credit Agreement and shall also constitute notice to Borrower and Agent Bank of the assignment and delegation to Assignee of the Syndication Interest particularly described hereinbelow.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:

     1. As of the Effective Date, as hereinafter defined, Assignor does hereby transfer, convey, set over and assign unto Assignee, without recourse, warranty or representation other than as set forth in Paragraph 5 hereinbelow (the "Assigned Interest"), $________________ of the outstanding unpaid

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balance of the Credit Facility, representing an undivided _______________
percent (_____%) Syndication Interest.

     2. From and after the Effective Date, Assignee shall and does hereby assume and agree to perform all of the promises and covenants of Assignor as to the Assigned Interest particularly described in Paragraph 1 hereinabove arising or performable from and after the Effective Date and further agrees to indemnify and hold Assignor harmless from any and all liabilities, damages, costs or expenses which Assignor may incur by reason of the failure of Assignee to fund or perform any obligation of Assignor as to the Assigned Interest assigned hereunder arising or performable from and after the Effective Date at the time and in the manner set forth in the Loan Documents, and does further agree to assume and be bound by each and every term, condition, provision and covenant contained in the Credit Agreement and each of the Loan Documents, effective as of the Effective Date, to the same extent and manner as if Assignee had originally been named in the Credit Agreement as a Lender holding the Assigned Interest therein and Assignee shall be deemed to be a Lender party to the Credit Agreement for all purposes thereof.

     3. The "Effective Date" as used herein shall mean ___________, 200__, provided that each of the following conditions precedent have been satisfied on or before the Effective Date: (a) Assignor and Assignee have executed this Assignment, (b) Borrower and Agent Bank have joined in the execution of this Assignment for the purpose of evidencing their respective acknowledgment and consent to the assignment by Assignor of the Assigned Interest in favor of Assignee, (c) Assignee has delivered to Assignor _______________________ Dollars ($________________) in immediately available funds, and (d) Assignee has delivered to Agent Bank in immediately available funds the Three Thousand Five Hundred Dollar ($3,500.00) assignment fee in accordance with Section 10.10b of the Credit Agreement. Interest accrued but remaining unpaid on the portion of the outstanding principal balance under the Credit Facility which is allocable to the Assigned Interest assigned hereby and is owing to Assignor as of the Effective Date shall be prorated to the Effective Date and disbursed by Agent Bank to Assignor and Assignee, as applicable, from the next payment of accrued interest under the Revolving Credit Note.

     4. On the Effective Date, the respective aggregate Syndication Interests of the Lenders in the Credit Facility shall be as set forth on the Schedule of Lenders' Proportions in Credit Facility, a copy of which is marked "Schedule 2.01(a)" affixed hereto and by this reference incorporated herein and made a part hereof, which shall restate the Schedule of Lenders' Proportions in Credit Facility attached as Schedule 2.01(a) to the Credit Agreement, and all previous amendments and reinstatements thereof, for the purpose of showing the Assigned Interest as a decrease in Assignor's applicable Syndication Interest and evidencing Assignee's applicable Syndication Interest in the Credit Facility.

     5. Assignor represents and warrants that:

        a. (i) it is the owner of the Assigned Interest being assigned and transferred hereunder free and clear of any liens or other charges of any kind created by or through Assignor, (ii) it is duly organized and existing and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required

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(other than any already given or hereby obtained) for its due execution, delivery and performance of this Assignment, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

        b. Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Loan Documents or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower or the performance or observance by the Borrower of any of its respective obligations under the Credit Agreement, the Loan Documents or any other instrument or document furnished in connection therewith.

     6. Assignee represents and warrants that:

        a. (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and any other documents required or permitted to be executed or delivered by it in connection with this Assignment, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iii) this Assignment has been fully executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is eligible under the Credit Agreement to be an assignee in accordance with the terms hereof.

        b. (i) under applicable law and treaties no tax will be required to be withheld by Borrower or any Bank with respect to any payments to be made to the Assignee under the Credit Agreement, (ii) it agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent Bank and the Borrower prior to the time that the Agent Bank or Borrower are required to make any payment of principal, interest or fees hereunder, duplicate executed original of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service From 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements


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in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (iii) it agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

        c. As of the Effective Date, no amounts are payable by Borrower to Assignee under Sections 2.12 or 2.13 of the Credit Agreement, other than to the extent amounts thereunder are payable to all of the Lenders.

     7. The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Loan Documents, together with copies of the most recent financial statements referred to in Section 5.08 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment; (b) agrees that it will, independently and without reliance upon the Assignor, the Agent Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement; and
(c) appoints and authorizes the Agent Bank to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent Bank by the terms thereof, together with such powers as are reasonably incidental thereto.

     8. Assignee hereby advises Borrower and Agent Bank of the following administrative details with respect to the Assigned Interest:

        a. Address for notices:
           ____________________________
           ____________________________
           ____________________________
           ____________________________

        b. Telephone:
           ____________________________

        c. Facsimile:
           ____________________________

        d. Payment (wire) instructions:

           ____________________________
           ____________________________
           ____________________________

     9. Borrower and Agent Bank join in the execution of this Assignment for the purpose of evidencing and acknowledging their respective consents to the transfer by Assignor to Assignee of the Assigned Interest and agree to recognize Assignee as a Lender under the Credit Agreement and each of the Loan Documents to the same extent as if Assignee were originally named as a Lender therein as to the Assigned Interest. Borrower and Agent Bank further agree that as of the Effective Date and consummation of each of the items specified in Paragraph 3 hereinabove, Assignor shall be and is hereby fully released and discharged from all liabilities, responsibilities and obligations with respect to the Assigned Interest hereby assigned arising or performable on and after the Effective Date.



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     10. Any interest, commissions, fees and other payments accrued to but excluding the Effective Date with respect to the Assigned Interest hereby assigned shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Interest hereby assigned shall be for the account of the Assignee. Each of the Assignor and the Assignee agree that it will hold in trust for the other party any interest and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     11. This Assignment may be signed in any number of counterparts, and signatures to all counterparts thereto, when assembled together, shall constitute signatures to this entire agreement with the same effect as if all signatures were on the same document.

     12. This Assignment shall, in all respects, be governed by the laws of the State of Nevada and if any action is taken to enforce the terms hereof, such action shall be commenced and maintained within the State of Nevada.

     13. Any amendment or waiver of any provision of this Assignment shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment shall be without prejudice to any rights with respect to any other or further breach thereof.

     IN WITNESS WHEREOF, the parties hereto have executed the foregoing Assignment as of the day and year first above written.

ASSIGNOR:                           ASSIGNEE:

________________________            ________________________

By _____________________             By _____________________

Name____________________             Name____________________

Title___________________             Title___________________

     Borrower and Agent Bank hereby join in the execution of this Assignment for the purpose of evidencing and acknowledging their respective consent as set forth in Paragraph 9 above.

     DATED as of the ____ day of _______________, 200__.

BORROWER:                                AGENT BANK:

GOLDEN ROAD MOTOR INN, INC.,             WELLS FARGO BANK,
a Nevada corporation                     National Association


By_________________________              By_________________________

Name_______________________              Name_______________________

Title______________________              Title______________________